FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FOR REGISTRATION OF CERTAIN CLASSES

OF SECURITIES PURSUANT TO

SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GEORGIA POWER COMPANY (Exact name of registrant as specified in its charter)

GEORGIA (State of incorporation or organization)	58-0257110 (IRS Employer Identification No.)

241 Ralph McGill Blvd., N.E., Atlanta, Georgia (Address of principal executive offices)	30308 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
6 1/8% Series Class A Preferred Stock, Non-Cumulative, Par Value $25 Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

-None-

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

This Registration Statement relates to 1,800,000 shares of the 6 1/8% Series Class A Preferred Stock, Non-Cumulative, Par Value $25 Per Share (the “Preferred Stock”) of Georgia Power Company (the “Company”). A description of the Preferred Stock is contained in the Registration Statement on Form S-4 of the Company, Registration No. 333-130975, filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Such description is incorporated herein by this reference. A description of the Preferred Stock is also included in a prospectus previously filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number

1	—	Registration Statement on Form S-4 filed by the Company (Registration No. 333-130975) (incorporated herein by reference).

4(a)	—	Amendment to the Charter of the Company, dated June 27, 2006, amending and restating the terms of the Charter and establishing the Preferred Stock.

Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 29, 2006	GEORGIA POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary